SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          PEOPLES BANCORPORATION, INC.
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid



[ ]  Fee paid previously with preliminary materials



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          PEOPLES BANCORPORATION, INC.
                              1814 East Main Street
                          Easley, South Carolina 29640

                    Notice of Annual Meeting of Shareholders
                                  May 20, 2003

TO OUR SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders of Peoples Bancorporation, Inc. (the "Company") will be held on Tuesday, May 20, 2003 at 10:00 a.m., at Peoples Bancorporation, Inc., 1814 East Main Street, Easley, South Carolina 29640, for the following purposes:

     (1) To elect six directors to serve for terms of three years, or until their successors are elected and qualified; and

     (2) To conduct such other business as may lawfully come before the Annual Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on March 28, 2003 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

         A proxy statement and proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you are a record owner of shares and attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Robert E. Dye, Sr.
                                            Chairman of the Board, President
                                            and Chief Executive Officer

April 14, 2003
Easley, South Carolina

           PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR
                   VOTE MAY BE RECORDED AT THE MEETING IF YOU
                            DO NOT ATTEND PERSONALLY.

                          PEOPLES BANCORPORATION, INC.
                              1814 East Main Street
                          Easley, South Carolina 29640

                              --------------------

                                 PROXY STATEMENT
                              --------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Bancorporation, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at Peoples Bancorporation, Inc., 1814 East Main Street, Easley, South Carolina 29640 on Tuesday, May 20, 2003 at 10:00 a.m., and any adjournments or postponements thereof, for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other electronic means. The Company will pay the cost of this proxy solicitation. This Proxy Statement and the accompanying form of proxy were first mailed to the shareholders on or about April 14, 2003. As used herein, the term "Banks" means The Peoples National Bank, Bank of Anderson, N.A. and Seneca National Bank, the wholly owned subsidiaries of the Company.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 2002, including financial statements, is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                              REVOCABILITY OF PROXY

         Any proxy given pursuant to this solicitation may be revoked by any record shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked by the record shareholder prior to the meeting by delivering to R. Riggie Ridgeway, Secretary of the Company, 1814 East Main Street, Easley, South Carolina 29640, an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

                                QUORUM AND VOTING

         Only shareholders of record on March 28, 2003 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding 3,507,911 shares of common stock, par value $1.67 per share. Each share outstanding will be entitled to one vote on each matter submitted to the annual meeting.

      A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. Cumulative voting is permitted. See "CUMULATIVE VOTING RIGHTS." Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares of Common Stock voted against the matter.

                            CUMULATIVE VOTING RIGHTS

         Each holder of shares is entitled to cumulate his votes for election of directors. Votes may be cumulated in the following ways: (1) giving one nominee as many votes as the number of directors to be elected multiplied by the number of shares owned, or (2) distributing votes on the same principle among any number of nominees.

         Conditions  precedent to the exercise of cumulative  voting are either:
(1) giving written notice of intention to vote cumulatively to the Secretary of the Company not less than forty-eight hours before the time of the meeting; or
(2) announcing the intention to vote cumulatively at the meeting before voting for directors begins. Once a shareholder gives notice of intention to vote cumulatively, all shareholders entitled to vote at the meeting may cumulate their votes. If notice is given at the meeting, the presiding officer may, or if requested by any shareholder shall, recess the meeting for a period not to exceed two hours.

         If shares are voted cumulatively, the designated proxy agents will cumulate the votes represented by such proxies in such manner as necessary to elect the greatest possible number of management nominees.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      The persons named as proxies were selected by the Board of Directors of the Company. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Unless the shareholder otherwise specifies therein, each proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the shareholder's specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

      Any shareholder desiring to submit proposals for the consideration of the shareholders at the next Annual Meeting may do so by sending them in writing to
R. Riggie Ridgeway, Secretary, Peoples Bancorporation, Inc., 1814 East Main Street, Easley, South Carolina 29640. Such written proposals must be received prior to December 15, 2003, for inclusion, if otherwise appropriate, in the Company's Proxy Statement and form of Proxy relating to that meeting. With respect to any shareholder proposal not received by the Company prior to February 28, 2004, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

                              ELECTION OF DIRECTORS

         The Board of Directors has nominated six existing directors for re-election to the Board of Directors at the Annual Meeting. The Company's Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company's Board of Directors are elected each year at the Company's Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at the Annual Meeting are elected for a three-year term.

         The Board of Directors recommends the election of the six nominees listed below. In the event that any such nominee is not available to serve as a director, the persons acting under the proxy intend to vote, in his stead, for such person as the Board of Directors may recommend.

         Information about the six nominees and about the directors whose terms will continue after the Annual Meeting is set forth below.

                 Nominees for Three Year Terms Expiring in 2006

         William A. Carr, age 76, served as mayor of the City of Easley, South Carolina from April 1983 through April 1999. Mr. Carr is a director of The Peoples National Bank and he has been a director of the Company since 1992.

         Robert E. Dye, Jr., age 35, has served as Director of Corporate Activities for the Banks and Company since August, 2002. Prior to that, Mr. Dye served as Director of Expansion and Development from November, 1997 through July, 2002. Prior to joining the Company, Mr. Dye was Vice President at Britt,

Peters & Associates, Inc., an engineering firm in Greenville, South Carolina. Mr. Dye served as an engineer for South Carolina operations of Vulcan Materials Company. Mr. Dye is a director of The Peoples National Bank and he has been a director of the Company since 1997. Mr. Dye is the son of Robert E. Dye, Sr.

         W. Rutledge Galloway, age 59, has been C.E.O. of Galloway-Bell, Inc., a residential, industrial and commercial insulation contractor, since 1972. Mr. Galloway also served as a director of the Greenville, South Carolina Home Builders Association. Mr. Galloway is a director of The Peoples National Bank and he has been a director of the Company since 1992.

         E. Smyth McKissick, III, age 45, has been President of Alice Manufacturing Company, a textile manufacturing company, since 1988. Mr. McKissick is a member of the Board of Directors of the South Carolina Manufacturers Alliance and the American Textile Manufacturers Institute. In addition, Mr. McKissick is on the Board of Trustees of the Institute of Textile Technology and Clemson University. Mr. McKissick is a director of The Peoples National Bank and he has been a director of the Company since 1993.

         James A. Black, Jr., age 71, a retired insurance executive, now lives in the Keowee Key community near Seneca, South Carolina. In 1997 Mr. Black retired as Vice President of the Barnes Insurance Agency, Inc. in Easley, South Carolina after 25 years of service. Mr. Black holds an Honorary Doctorate of Humanities degree from North Greenville College. During 2002, Mr. Black also served as Chairman, Board of Trustees for North Greenville College. Mr. Black has been a director of Seneca National Bank since 1999 and he has been a director of the Company since 2000.

         William B. West, age 53, has served as Senior Vice President and Chief Financial Officer of the Company since July, 1998, Executive Vice President and Cashier and a director for Bank of Anderson, N. A. since its formation in
September, 1998 and Cashier of Seneca National Bank since its formation in February, 1999. Prior to that time, Mr. West was Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Director of First United Bancorporation, Executive Vice President and Cashier and a director of Anderson National Bank, Cashier of Spartanburg National Bank, Cashier and a director of Community Bank of Greenville, N. A., and Treasurer and a director of Quick Credit Corporation until the merger of First United Bancorporation into Regions Financial Corporation in June of 1998. Mr. West has been a director of the Company since 2000.

                      Directors Whose Terms Expire in 2005

         F. Davis Arnette, Jr., age 50, has served as President and Chief Executive Officer and director of Seneca National Bank since its formation in February 1999. Mr. Arnette has been employed in the banking and finance industry since 1977, serving as Assistant Cashier of First National Bank of South Carolina, Securities Analyst for Liberty Life Insurance Company, Vice President of First Union National Bank, First Vice President of Sun Trust, Executive Vice President of Regions Bank and President of the Elberton Office of Regions Bank. Mr. Arnette has been a director of the Company since 2000.

         Larry D. Reeves, age 61 has served as Senior Vice President of Cromer Foods, Inc. since 1989, after 20 years with Owens Corning Fiberglas where he managed plants in Huntington, Pennsylvania and Anderson South Carolina. Mr. Reeves also serves as a director and President of Christian Youth Camp, Inc. Mr. Reeves has been a director of Bank of Anderson, N. A. since 1998 and he has been a director of the Company since 2000.

         Garnet A. Barnes, age 79, has been President of Barnes Real Estate, Inc. since 1964. In addition, Mr. Barnes is President of Insurance Investment, Inc. and Smithfields Development Corporation and Vice President and Secretary of Pinnacle Associates. Mr. Barnes is a director of The Peoples National Bank and he has been a director of the Company since 1992.

         Charles E. Dalton, age 60, has been President and Chief Executive Officer of Blue Ridge Electric Cooperative, located in Pickens, South Carolina, since 1982. Mr. Dalton is past president of the Association of Electric Cooperatives of South Carolina. Mr. Dalton is a director of The Peoples National Bank and he has been a director of the Company since 1992.

         Robert E. Dye, Sr., age 61, has served as Chairman, Chief Executive Officer and President of the Company since its formation in 1992. Mr. Dye has served as Chairman of the Board of Directors of The Peoples National Bank since August 1986. Mr. Dye served as President and Chief Executive Officer of The Peoples National Bank from 1986 through 1995. Mr. Dye has also served as Chairman of the Board of Bank of Anderson, N.A., since its formation in September 1998, and Chairman of the Board of Seneca National Bank, since its formation in February 1999. Prior to joining The Peoples National Bank, Mr. Dye served as Chairman of the Board and Chief Executive Officer of Carolina National Bank until 1983 when C&S National Bank of South Carolina acquired the bank. Mr. Dye served as Senior Vice President/Regional Executive for C&S until 1985 when he resigned to organize The Peoples National Bank. Mr. Dye is the father of Robert E. Dye, Jr.

         R. Riggie Ridgeway, age 56, is Executive Vice President and Secretary/Treasurer of Peoples Bancorporation, Inc. He has also served as President, director and Chief Executive Officer of The Peoples National Bank since 1996. From 1986 until 1996, Mr. Ridgeway served as Executive Vice President, director and senior loan officer of The Peoples National Bank. Mr. Ridgeway, who has over 33 years of banking experience, began his banking career with South Carolina National Bank in 1969. In 1973, he accepted a job at Southern Bank and Trust Company (now Wachovia) in Greenville and served there in various capacities for over 10 years. In 1983, he began the commercial banking function at American Federal Savings Bank, also in Greenville and remained there until 1986 when The Peoples National Bank was organized. Mr. Ridgeway has been a director of Peoples Bancorporation, Inc. since its formation in 1992.

                      Directors Whose Terms Expire in 2004

         David C.  King,  age 53, has served as  President  and Chief  Executive
Officer and a director of Bank of Anderson, N. A. since its formation in September 1998. Mr. King, who has been involved in the banking industry for over 29 years, served as President and Chief Executive Officer of Barrow Bank and

Trust in Winder, Georgia from December, 1994 until its acquisition by Regions Financial Corporation in March 1996, and continued his employment with Regions until March of 1997. Mr. King is also co-owner of Sullivan King Mortuary in Anderson, South Carolina and Kid's Stuff Academy, Inc. in Anderson and Clemson, South Carolina. Mr. King has been a director of the Company since 2000.

         Andrew M. McFall, III, age 68, was employed by Anderson Savings and Loan Association and its successor Security Federal, Security Mortgage and its successor, Painewebber Mortgage, and Columbia National, Inc. until retiring in 1995. Mr. McFall is a past President of the Greenville Chapter of the American Savings and Loan Institute and is past President of the South Carolina Controllers Society. He has also served as a Commissioner on the Anderson County Planning Commission. Mr. McFall has been a director of Bank of Anderson, N.A. since 1998, and he has been a director of the Company since 2000.

         Eugene W. Merritt, Jr., age 59, has been co-owner and President of Merritt Brothers, Inc., a commercial landscape company, since 1971. In addition, Mr. Merritt is a co-owner of Merritt Brothers Tree Farm located in Easley, South Carolina. Mr. Merritt is currently serving as a member of the Board of Directors of the AgFirst Farm Credit Bank in Columbia, South Carolina. Mr. Merritt is a director of The Peoples National Bank and he has been a director of the Company since 1993.

         George B. Nalley, Jr., age 64, has been Managing Partner of Nalley Commercial Properties since 1964 and is also Chairman of Nalley Construction Company and Town N' Country Realty, Inc., each of which is located in the Easley, South Carolina area. Mr. Nalley is a director of The Peoples National Bank and he has been a director of the Company since 1992.

         Nell W. Smith, age 73, served as a South Carolina State Senator from 1981 to 1993. Ms. Smith is currently serving as Chairman of the Palmetto Hospital Foundation, Friends of the Library and as a board member of the Easley Chamber of Commerce. Ms. Smith is a founder of Clemson University's John C. Calhoun Lecture Series. Ms. Smith is a director of The Peoples National Bank and she has been a director of the Company since 1992.

         A. J. Thompson, Jr., M. D., age 55, has practiced ophthalmology in Easley, South Carolina since 1982. Dr. Thompson is currently serving as President of Keowee - Toxaway Co., LLC, which owns 75% of The Reserve at Lake Keowee. Dr. Thompson is a director of The Peoples National Bank and he has been a director of the Company since 1992.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 1, 2003 with respect to ownership of the outstanding common stock of the Company by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding common stock of the Company, (ii) each director of the Company, (iii) each director nominee, (iv) each executive officer named in the Summary Compensation Table, and (v) all directors and executive officers of the Company as a group.

                                                      Shares of
        Name (and address of 5%                      Common Stock                    Exercisable                Percent
           Beneficial Owner)                    Beneficially Owned (1)            Stock Options(2)              of Total
-----------------------------------------    -----------------------------     ------------------------      ---------------

F. Davis Arnette, Jr. (3)                                5,865                             5,422                 0.17%
Garnet A. Barnes (4)                                    86,443                                 0                 2.46%
James A. Black, Jr. (5)                                 43,514                             1,654                 1.24%
William A. Carr (6)                                     15,228                            13,399                 0.43%
Charles E. Dalton  (7)                                  20,050                             9,593                 0.57%
Robert E. Dye, Sr. (8)                                 324,942                                 0                 9.26%
   1818 East Main Street
   Easley, SC 29640
Robert E. Dye, Jr. (9)                                 108,940                             1,887                 3.10%
W. Rutledge Galloway (10)                               85,372                            13,399                 2.42%
David C. King (11)                                      26,221                             5,422                 0.75%
Andrew M. McFall, III (12)                              11,962                             2,260                 0.34%
E. Smyth McKissick, III                                 84,303                             9,593                 2.40%
Eugene W. Merritt, Jr. (13)                             25,547                             9,593                 0.73%
George B. Nalley, Jr. (14)                              85,311                            13,399                 2.42%
Larry D. Reeves                                          5,448                             2,260                 0.16%
R. Riggie Ridgeway (15)                                 61,737                            17,725                 1.75%
Nell W. Smith                                           19,242                            13,399                 0.55%
A. J. Thompson, Jr., M.D. (16)                          91,622                            13,399                 2.60%
William B. West (17)                                    15,629                             5,422                 0.44%

Directors and Officers as a Group (19                1,137,596                           142,252                31.17%
persons)

Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.

(1) Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for purposes of computing the percentage of ownership of the option holder, but not for the purpose of computing the percentage of ownership of any other person. Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.
(2) Shares represented by these options are included in the column showing the number of shares of common stock beneficially owned.
(3)  Includes 254 shares owned jointly with Mr. Arnette's wife.
(4)  Includes 35,632 shares owned by Mr. Barnes' wife.
(5)  Includes 30,562 shares owned by Mr. Black's wife.
(6)  Includes 1,274 shares owned jointly with Mr. Carr's wife.
(7)  Includes 1,912 shares owned jointly with Mr. Dalton's wife.
(8) Includes 45,986 shares owned by Mr. Dye's wife and her children as to which Mr. Dye disclaims beneficial ownership.
(9) Includes 9,290 shares owned jointly with Mr. Dye's wife, 7,849 shares owned by Mr. Dye's wife and 5,584 shares held by Mr. Dye's minor children.
(10) Includes 18,790 shares owned jointly with Mr. Galloway's wife and 53,183 shares held in the name of Galloway-Bell, Inc. Profit Sharing Plan for the benefit of Mr. Galloway. Mr. Galloway is the C.E.O. of Galloway-Bell, Inc.
(11) Includes 636 shares owned by Mr. King's wife and 636 shares owned by Mr. King's minor child.
(12) Includes 636 shares owned by Mr. McFall's wife.
(13) Includes 10,263 shares owned jointly with Mr. Merritt's wife.
(14) Includes 15,386 shares owned by Mr. Nalley's wife and an aggregate of 26,315 shares held in two trusts administered by Mr. Nalley.
(15) Includes 12,670 shares held jointly with Mr. Ridgeway's wife.
(16) Includes 21,579 shares held by Dr. Thompson's wife and 13,352 shares held by Dr. Thompson's son.
(17) Includes 1,912 shares owned jointly with Mr. West's wife.

                BOARD COMMITTEES AND ATTENDANCE AT BOARD MEETINGS

         The Board of Directors of the Company held four meetings during the year ended December 31, 2002. All directors except Messrs. Dalton and McKissick attended at least 75% of the meetings held by the Board and committees of the Board on which he or she served.

         The Board of Directors has established an audit committee to assist the Board in fulfilling its responsibilities relating to corporate accounting and reporting practices of the Company. The Committee also oversees the Company's internal audit staff and independent auditors; coordinates communication between the Board of Directors and the internal audit staff and independent auditor; serves as an independent and objective body to review financial information presented by management to shareholders, regulators and the general public; and determines the adequacy of, and adherence to, administrative, operating and internal accounting controls of the Company. The members of the Audit Committee in 2002 were Charles E. Dalton, James A. Black, Jr., Larry D. Reeves, and Nell
W. Smith. The committee met four times in 2002. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. Each member of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards, as modified or supplemented.

         The Board of Directors has also established a compensation committee to assist the Board in setting compensation for employees and executive officers of the Company. The members of the Compensation Committee in 2002 were Garnet A. Barnes, Chairman, Nell W. Smith, William A. Carr, Eugene W. Merritt, Jr., James
A. Black, Jr., Andrew M. McFall, III, and Robert E. Dye, Sr. The committee met three times in 2002.

         The Company does not have a separate nominating committee.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the years ended December 31, 2002, 2001 and 2000 concerning compensation paid or accrued by either the Company or the Banks to or on behalf of the Company's Chief Executive Officer and the only other executive officers whose cash compensation exceeded $100,000.

                           Summary Compensation Table

                                                                     Annual Compensation
Name and                                                             -------------------              All Other
Principal Position                                  Year            Salary           Bonus         Compensation(1)
------------------                                  ----            ------           -----         --------------

Robert E. Dye, Sr.                                  2002           $211,352          $24,600           $25,580
   President and Chief                              2001           $190,000          $22,200           $24,413
   Executive Officer                                2000           $162,500          $16,182           $20,210

R. Riggie Ridgeway                                  2002           $165,102          $16,000           $18,790
   Executive Vice                                   2001           $150,625          $14,750           $17,756
   President                                        2000           $138,350          $12,402           $15,325

William B. West                                     2002           $125,501          $12,430           $ 9,563
   Senior Vice President and                        2001           $110,000          $10,500           $ 8,075
   Chief Financial Officer                          2000           $100,000          $ 8,602           $ 6,860

David C. King                                       2002           $117,035          $11,500           $ 9,269
   President, Bank of                               2001           $104,167          $10,000           $ 7,850
   Anderson, N. A.                                  2000           $ 95,966          $ 8,108           $ 6,679

F. Davis Arnette, Jr.                               2002           $102,965          $10,000           $ 7,267
   President, Seneca                                2001           $ 94,609          $ 9,331           $ 6,938
   National Bank                                    2000           $ 88,128          $ 8,000           $ 5,148

------------------------
(1) Includes: matching contributions under the Bank's 401(k) Plan during 2002, 2001 and 2000 of $5,500, $5,250 and $5,250 for Mr. Dye; $5,500, $4,534 and
      $4,402 for Mr. Ridgeway;  $4,111, $3,588, and $3,282 for Mr. West; $3,865,
      $3,398 and  $3,119 for Mr.  King;  and  $3,387,  $3,078 and $2,896 for Mr.
      Arnette; life insurance premiums paid by the Company in 2002, 2001 and 2000 of $1,980, $2,063 and $860 for Mr. Dye; $1,290, $1,322 and $423 for
      Mr.  Ridgeway;  $552, $487 and $278 for Mr. West;  $504, $452 and $260 for
      Mr. King; and $280, $260 and $152 for Mr. Arnette; and directors fees paid by the Company and the Banks in 2002, 2001 and 2000 of $18,100, $17,100 and $14,100 to Mr. Dye; $12,000, $11,900 and $10,500 to Mr. Ridgeway;
      $4,900,  $4,000 and $3,300 to Mr. West;  $4,900,  $4,000 and $3,300 to Mr.
      King; and $3,600, $3,600 and $2,100 to Mr. Arnette.

Retirement Benefits

         The Company has entered into Salary Continuation Agreements with each of Robert E. Dye, Sr., the Chief Executive Officer, and R. Riggie Ridgeway, the Executive Vice President and Secretary. The agreements, as amended, provide for payments of benefits to each of Messrs. Dye and Ridgeway commencing at their retirements at age 66 for Mr. Dye and 65 for Mr. Ridgeway or earlier in the event of death or disability. The agreement with Mr. Dye provides for payment of an annual benefit (the "Normal Retirement Benefit") of $70,094 increased by 4% each year between February 1, 2003 and Mr. Dye's retirement date. The Normal Retirement Benefit is payable in monthly installments beginning in the month after Mr. Dye's retirement and continuing for the greater of the life of Mr. Dye or 227 additional months. Each year after the first benefit payment, the benefit will increase by the same percentage as any increase in the consumer price index.

         The agreement with Mr. Ridgeway provides for payment of a Normal Retirement Benefit of $47,714 increased by 4% each year between February 1, 2003 and Mr. Ridgeway's retirement date. The Normal Retirement Benefit is payable in monthly installments beginning in the month after Mr. Ridgeway's retirement and continuing for the greater of the life of Mr. Ridgeway or 239 additional months. Each year after the first benefit payment, the benefit will increase by the same percentage as any increase in the consumer price index.

         In  the  event  either  employee's   employment  with  the  Company  is
terminated prior to his retirement for any reason other than death or disability, each agreement provides that a retirement benefit will be paid beginning at normal retirement age based on the amount stated above increased by 4% per year for the actual years such employee worked after 1998.

         In the event either employee's employment with the Company is terminated prior to the employee's normal retirement age due to disability, in lieu of the Normal Retirement Benefit the employee will receive an annual benefit after the employee reaches retirement age of between $21,357 and $82,000, in the case of Mr. Dye or between $19,862 and $65,300, in the case of Mr. Ridgeway, subject to adjustment for inflation, based on the length of the employee's service from 1998 to the date of termination of employment. In addition, if the employee's employment is terminated due to disability prior to his normal retirement age, he will receive an annual payment from the date of such termination until the greater of life or, in the case of Mr. Dye, 227 months or, in the case of Mr. Ridgeway, 239 months, in an amount equal to the before tax equivalent (using the Company's marginal tax rate) of the increase in value of the life insurance policy owned by the Company to fund the benefits under his agreement reduced by the hypothetical cost to the Company of paying interest on the premium for the life insurance policy at a rate equal to the Company's cost of funds. In addition, if the employee's employment is terminated due to disability prior to normal retirement age, he will receive an annual payment from the date of such termination until his death in an amount equal to the before tax equivalent (using the Company's marginal tax rate) of the increase in value of another life insurance policy owned by the Company to fund the benefits under his agreement reduced by the hypothetical cost to the Company of paying interest on the premium for the life insurance policy at a rate equal to the Company's cost of funds. The agreements provide, however, that total disability benefit payments are not to exceed Normal Retirement Benefit amounts.

         In the event that the employee dies while in the employ of the Company, his agreement provides that the employee's beneficiary shall receive an amount between $144,519 and $805,018, in the case of Mr. Dye, and between $108,816 and $654,911, in the case of Mr. Ridgeway. In addition the designated beneficiary of Mr. Dye shall receive an annual benefit calculated in the same way as the pre-retirement age disability payment for a period of years which is 29 in 1998 and reduces 2 years for each year after 1998 to a minimum of 9 years.

         In 1997 and 2003, the Company purchased universal life insurance policies on the lives of Messrs. Dye and Ridgeway which are reflected in the Company's balance sheet as other assets. Although the Company plans to use these policies to fund its obligations under the agreements, its obligations are independent of the policies.

Noncompetition, Severance and Employment Agreements

         The Company has entered into a Noncompetition, Severance and Employment Agreement with each of Messrs. Dye, Sr., Ridgeway, West, King and Arnette. Mr. Dye's Agreement provides for his employment as Chairman, President and Chief Executive Officer of the Company. Mr. Ridgeway's Employment Agreement provides for his employment as Executive Vice President of the Company. Mr. West's Agreement provides for his employment as Senior Vice President and Chief Financial Officer of the Company. Mr. King's Agreement provides for his employment as President and Chief Executive Officer of Bank of Anderson, N.A. Mr. Arnette's Agreement provides for his employment as President and Chief Executive Officer of Seneca National Bank. The terms of all Agreements are substantially the same. Mr. Dye's and Mr. Ridgeway's Agreements commenced on August 7, 1995 and are each for terms of 2.99 years, which are deemed to extend each day for an additional day automatically without any action by either party. Messrs. West's, King's and Arnette's Agreements commenced on October 19, 1999 and have three year terms, which are deemed to extend each day for an additional day automatically without any action by either party. Each Agreement provides for a minimum annual salary, which is to be reviewed annually by the Board of Directors and may, in the sole discretion of the Board be increased, and for the payment of bonuses in accordance with the Company's Incentive Compensation Plan. Each Agreement also provides that the executive will be entitled to any other officer/employee benefits generally provided by the Company to its most highly-ranking executives and to other employees, and to a full-sized automobile and country club dues.

         Either the Company or the executive may, by notice to the other, cause the Agreement to cease to extend automatically and upon such notice, the term will be fixed at 2.99 years following the date of the notice in the case of Messrs. Dye and Ridgeway, and three years following the date of the notice in the case of Messrs. West, King and Arnette. The Agreements may also be terminated by the Company (i) for cause (as defined in the Agreement), (ii) if the executive becomes disabled, or (iii) upon the executive's death. If the Company terminates the Agreement other than for one of the foregoing reasons and there has been a "change in control", the executive will be entitled to receive immediately the compensation and benefits that would otherwise be payable to him under the Agreement over the 2.99 (or 3) years subsequent to such termination. Compensation which is not fixed (such as bonus), shall be deemed to be equal to the average of such compensation over the 2.99 (or 3) year period immediately prior to the termination. For purposes of the Agreements a "change in control" includes (i) acquisition by any person of 20% of the voting stock of the Company within any 12 month period; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, for any reason ceasing to constitute at least a majority of the board, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or (iii) consummation of (A) a merger, consolidation or other business combination of the Company with any other person or affiliate, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent at least 67% of the outstanding common stock of the Company immediately after such merger, consolidation or business combination, or (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (iv) the occurrence of any other event or circumstance not covered by (i) through
(iii) above which the Board determines affects control of the Company. If the Company terminates the executive other than for cause, disability or death, and there has been no change of control, the executive will be entitled to receive immediately as severance the compensation and benefits provided for under the Agreement for the then remaining term of the Agreement. In the event of termination other than for cause, disability or death, all rights of the executive pursuant to awards of share grants or options granted by the Company will be deemed to have vested and be exercisable, and the executive will be deemed to be credited with service with the Company for the remaining term of the Agreement for purposes of the Company's benefit plans.

         Each such executive may also terminate the Agreement if (i) the Company materially breaches the Agreement and does not cure the breach within 30 days after written notice of the breach; (ii) the executive terminates his employment following a change of control and not for any of the reasons in (iii) below (a "voluntary termination"); or (iii) following a change of control if in the sole judgment of the executive there has been a change in his responsibilities, title, reporting relationships or working conditions, authority or duties, a change in the terms or status of the Agreement, a reduction in his compensation or benefits, a forced relocation out of the designated service area, or a significant increase in his travel requirements (an "involuntary termination"). If the executive terminates his employment because of material breach by the Company of the Agreement which is not cured or because of involuntary termination, he shall be entitled to the same benefits he would receive upon termination by the Company after a change in control other than for cause, disability or death. If the executive terminates the Agreement as a result of a voluntary termination, he will be entitled to receive as severance the compensation and benefits that would otherwise be provided under the Agreement for one year following the date of the voluntary termination. Compensation that is not fixed (such as bonus), shall be deemed equal to the average of such compensation over the five year (in the case of Messrs. Dye and Ridgeway) or three year (in the cases of Messrs. West, King and Arnette) period immediately prior to the termination. In addition, in the event of termination as a result of material breach of the Agreement by the Company which is not cured or involuntary termination, all of the executive's rights pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and be exercisable, and the executive shall be deemed to be credited with service with the Company for such remaining term for the purposes of the Company's benefit plans.

         If the executive's employment is terminated before a change in control voluntarily by the executive or by the Board of Directors for cause, then the executive agrees for a period of one year not to engage in certain competitive activities against the Company. In the event that the executive's employment is terminated for any reason following a change of control, there will be no limitation on any of executive's activities, including direct competition with the Company or its successor.

         The foregoing are merely summaries of certain provisions of the Salary Continuation Agreements and the Noncompetition Severance and Employment Agreements, and are qualified in their entirety by reference to such Agreements, which have been filed with the Securities and Exchange Commission as exhibits to the Company's Annual Reports on Form 10-KSB for the years ended December 31, 1995, 1998, 1999 and 2002.

Incentive Stock Option Plan

         The 1993 Peoples Bancorporation, Inc. Incentive Stock Option Plan (the "1993 Plan") authorizes options for up to 488,665 shares and provides for the grant of options at the discretion of the Board of Directors or a committee designated by the Board of Directors to administer the 1993 Plan. The option exercise price must be at least 100% of the fair market value of the stock on the date the option is granted (or 110% in the case of an option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company), and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's Stock Option Agreement and the 1993 Plan. Stock options granted pursuant to the 1993 Plan expire no later than ten years from the date on which they are granted, except in the case of options granted to ten percent shareholders, which expire not later than five years from the date on which they are granted.

         During 2002, 8,400 options to purchase shares of the Company's common stock were granted under the 1993 Plan at various prices averaging $17.86 per share.

       Aggregated Option Exercises in 2002 and 2002 Year End Option Values

         The following table presents information about the value of options held by Messrs. Dye, Ridgeway, West and King at December 31, 2002. No options were granted to or exercised by Mr. Dye, Mr. Ridgeway, Mr. West, Mr. King or Mr. Arnette in 2002.

                                                                       Number of Securities            Value of Unexercised
                                 Shares                               Underlying Unexercised           In-the-Money Options
                                Acquired                            Options At Fiscal Year End        At Fiscal Year End(1)
       Name/Position           on Exercise     Value Realized        Exercisable/Unexercisable      Exercisable/Unexercisable
       -------------           -----------     --------------        -------------------------      -------------------------
Robert E. Dye, Sr.                  0                    0                   0              0                0              0
    President and Chief
    Executive Officer

R. Riggie Ridgeway,                 0                    0              17,725              0         $276,687              0
    Executive Vice
    President

William B. West                     0                    0               5,422            957          $50,479         $8,910
    Senior Vice President
    And Chief Financial
    Officer

David C. King                       0                    0               5,422            957          $50,479         $8,910
    President, Bank of
    Anderson, N.A.

F. Davis Arnette, Jr.               0                    0               5,442            957          $50,479         $8,910
    President, Seneca
    National Bank

(1) Based on an exercise price of $3.89 per share for Mr. Ridgeway and $10.19 per share for Mr. West, Mr. King and Mr. Arnette and an estimated fair value of $19.50 per share on December 31, 2002.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee in 2002 consisted of Mr. Carr, Mr. Barnes, Mr. Merritt, Mrs. Smith, Mr. Black, Mr. McFall and Mr. Dye, Sr., the Company's chief executive officer. In reaching compensation decisions concerning executive officers other than Mr. Dye, Sr., the chief executive officer, the committee took into account discussions with and recommendations by Mr. Dye, Sr. There is no other involvement by the Company's executive personnel in the committee's deliberations. Mr. Dye, Sr. did not participate in deliberations and decisions regarding his own compensation.

Board Compensation Committee Report On Executive Compensation

         The Compensation Committee has developed and implemented a formalized salary administration program for all Company personnel. Each position within the Company, including the chief executive officer and all other executive officers, has been assigned a grade based on certain criteria including but not limited to knowledge, experience, skill, scope of decisions to be made and authority. Each grade has been assigned a salary range based on peer group comparisons from survey data for other financial institutions of comparable size and complexity. Annual base salaries are generally set at competitive levels with similar financial institutions and within the Company's salary administration program's guidelines, including the positions of chief executive officer and other executive officers. Each employee, including the chief executive officer and all other executive officers, is reviewed at least annually for job performance and individual goal attainment. Salary increases are largely based on job performance and goal attainment.

         For 2002, the Compensation Committee approved, and the Board of Directors ratified, a cash incentive plan based on attainment of profitability goals. All employees and officers, including the chief executive officer and all executive officers of the Company and its subsidiaries, participated in the plan. Cash incentive bonus awards were based on a formula driven method and capped by a percentage of each employee's base salary level. The Compensation Committee plans to approve a similar plan in 2003 for all employees based on attainment of profitability goals.

         The Compensation Committee also administers the Company's Incentive Stock Option Plan whereby stock options are awarded to key employees.

         The Company's overall compensation program for its chief executive officer and senior management is intended to attract, motivate and retain key employees; maintain a base salary structure that is competitive in the Company's marketplace; link annual incentive cash awards with specific profitability goals; and provide long-term incentive awards in the form of incentive stock options that couple management ownership with stockholder value.

                             Respectfully submitted,


         Garnet A. Barnes, Chairman             Robert E. Dye, Sr.
         Nell W. Smith                          James A. Black, Jr.
         William A. Carr                        Andrew M. McFall, III
         Eugene W. Merritt, Jr.


Performance Graph

         The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help shareholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

         However, shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 2002 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, Company shareholders may wish to consider other relevant performance indicators which may be more closely related to officer performance in assessing the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with Return on Equity (ROE) and Return on Assets
(ROA) percentages.

         The performance graph below compares the Company's cumulative total shareholder return over the most recent 5-year period with both the NASDAQ Composite Index and The Carson Medlin Company's Independent Bank Index (an index published by The Carson Medlin Company, Investment Bankers). The NASDAQ Composite Index reflects overall stock market performance. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 23 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The total five year return was calculated for each of the banks in the peer group taking into consideration changes in stock price, cash dividends, stock dividends, and stock splits since December 31, 1998. The individual results were then weighted by the market capitalization of each bank relative to the entire peer group. The total return approach and the weighting based upon market capitalization is consistent with the preparation of the NASDAQ total return index.

         The Company believes the Independent Bank Index is a more relevant standard by which community banks should measure their own performance because the peer group is comprised of banks that are closer in size and style of doing business. Furthermore, this index more closely reflects the actual trading patterns of community bank stocks.

         Returns assume a beginning stock index price of $100 per share. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock. Because there is no active trading market in the Company's stock the information is based on a limited number of transactions.

                                             1997       1998      1999       2000      2001      2002
                                             ----       ----      ----       ----      ----      ----
PEOPLES BANCORPORATION, INC.                 $100       $122      $164       $160      $145      $201
INDEPENDENT BANK INDEX                        100        113       105         97       113       141
NASDAQ INDEX                                  100        141       252        157       125        86

Director Compensation

Directors' Fees

         The Company pays director fees of $300 per board meeting. Each of the directors of the Company also serves as a director of one of the Banks. The Peoples National Bank paid director fees of $900 per meeting for 2002. Bank of Anderson, N. A. paid director fees of $250 per meeting for the first five meetings in 2002 and $350 per meeting for the remainder of 2002. Seneca National Bank paid director fees of $200 per meeting in 2002. Payment of fees is not contingent upon attendance at meetings. The Banks paid an aggregate of $209,800 in director fees for 2002.

1997 Non-Employee Director Stock Option Plan

         The 1997 Non-Employee Director Stock Option Plan (the "1997 Plan") authorizes options for up to 214,415 shares and provides for the granting to non-employee directors of options under a non-discretionary formula set forth in the 1997 Plan. The option exercise price of each option must not be less than 100% of the fair market value of the shares of common stock of the Company on the date of grant, and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's Stock Option Agreement and the 1997 Plan. Stock options granted pursuant to the 1997 Plan expire no later than ten years from the effective date of the 1997 Plan.

         During 2002 options to purchase shares of the Company's common stock were granted under the 1997 Plan at an exercise price of $16.90 per share to the following directors:

                                                      Number of
                                                  Options Granted
             Name                                     in 2002  *
             ----                                 -------------

         Charles E. Dalton                              525
         E. Smyth McKissick, III                        525
         Eugene W. Merritt, Jr.                         525
         Andrew M. McFall, III                          525
         Larry D. Reeves                                525
         James A. Black, Jr.                            525

         * All options are currently exercisable.


                              CERTAIN TRANSACTIONS

         The Banks have outstanding loans to certain of their directors and executive officers, their associates and members of their immediate families. All of such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Banks, and did not involve more than the normal risk of collectibility or present other unfavorable features.



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




             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to the Company and written representations of persons subject to Section 16(a), it appears that all such reports for these persons were filed in a timely fashion during 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected Elliott Davis, LLC, Certified Public Accountants with offices in Greenville, South Carolina, to serve as the Company's independent certified public accountants for 2003. It is expected that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.

Audit Fees

         During 2002, Elliott Davis, LLC billed the Company an aggregate of $35,800 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and reviews of the financial statements included in the Company's Forms 10-Q for that year. The Company estimates that the total fees for the audit of its annual financial statements for the year ended December 31, 2002 will be approximately $5,200.

Financial Information Systems Design and Implementation Fees

         During the year ended December 31, 2002, Elliott Davis, LLC did not provide the Company with any services related to financial information systems design and implementation.

All Other Fees

         During the year ended December 31, 2002, Elliott Davis, LLC billed the Company an aggregate of $7,500 for the following professional services provided during 2002: income tax consultation and preparation; and consultation on general corporate and banking issues and Federal Home Loan Bank collateral verifications. The Company estimates that Elliott Davis, LLC will bill an additional 1,500 during 2003 for such services related to 2002.

         The Audit Committee has reviewed the services provided by Elliott Davis, LLC discussed under the caption All Other Fees, and has considered whether the provision of such services is compatible with maintaining Elliott Davis, LLC's independence.




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


                             AUDIT COMMITTEE REPORT

         The following is the report of the Audit Committee with respect to Peoples Bancorporation, Inc.'s audited financial statements for the fiscal year ended December 31, 2002.

         The purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. The Audit Committee is comprised solely of independent directors as defined by the listing standards of the National Association of Securities Dealers, Inc.

         The Audit Committee has reviewed and discussed the consolidated financial statements with management and Elliott Davis, LLC, the Company's independent auditors. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; internal controls; and disclosure controls and procedures. Elliott Davis, LLC, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

         The Audit Committee has discussed with Elliott Davis, LLC the matters required to be discussed by Statement on Accounting Standards No. 61, as may be modified or supplemented, "Communication with Audit Committee." In addition, the Audit Committee has received the written disclosures and the letter from Elliott Davis, LLC required by Independence Standards Board Standard No. 1, as may be modified or supplemented, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with Elliott Davis, LLC their independence.

         Based on their review of the consolidated financial statements and discussions with and representations from management and Elliott Davis, LLC referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2002, for filing with the Securities and Exchange Commission.

                              Respectfully submitted,

       Charles E. Dalton                            Larry D. Reeves
       James A. Black, Jr.                          Nell W. Smith


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         Shareholders may obtain copies of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2002, free of charge by requesting such form in writing from R. Riggie Ridgeway, Secretary, Peoples Bancorporation, Inc., 1814 East Main Street, Easley, South Carolina 29640. Copies may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.




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


                                  OTHER MATTERS

         The Board of Directors and management of the Company are not aware of any other matters not referred to in the enclosed proxy that may be brought before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters. As of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any proposal to be acted upon at the Annual Meeting.

                                      PROXY

                          PEOPLES BANCORPORATION, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS - TUESDAY - MAY 20, 2003

         Robert E. Dye, Sr. and Patricia A. Jensen, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of Peoples Bancorporation, Inc. held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on May 20, 2003, and at any adjournment thereof, as follows:

1.   Election of    [ ] FOR all nominees listed    [ ]  WITHHOLD AUTHORITY
     Directors.         below                           to vote for all nominees
                                                        listed below


                    [ ] WITHHOLD AUTHORITY only on the following nominees:______
                    ____________________________________________________________
                    ____________________________________________________________


               Instructions:   To   withhold   authority   to   vote   for   any
               individual(s), write the nominee's(s') name(s) on the line above.

NOMINEES: William A. Carr,  Robert E. Dye, Jr., W. Rutledge  Galloway,  E. Smyth
          McKissick, III, James A. Black, Jr., William B. West

2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Dated: -----------, 2003                ----------------------------------------

                                        ----------------------------------------


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